UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 19, 2024
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-49728		87-0617894
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

27-01 Queens Plaza North	Long Island City	New York	11101
(Address of principal executive offices)			(Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	JBLU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2024, JetBlue Airways Corporation (“JetBlue” or the “Company”) announced that Brandon Nelson, who joined JetBlue in 2005 and has served as the Company's General Counsel and Corporate Secretary since 2018, will depart from these positions with the Company, effective August 5, 2024 (the “Transition Date”). The Company thanks Mr. Nelson for his many years of service and leadership. Mr. Nelson will be succeeded by Eileen McCarthy, who previously spent 14 years in various positions at JetBlue, most recently as Vice President, Associate General Counsel from 2015 to 2021.
On July 20, 2024, the Company and Mr. Nelson entered into a Separation Agreement and General Release (the “Separation Agreement”), pursuant to which Mr. Nelson will serve as a strategic advisor to the Company from the Transition Date through November 1, 2024, unless the Separation Agreement is earlier terminated in accordance with its terms (the “Advisory Period”). Mr. Nelson’s service with JetBlue will end upon the termination of the Advisory Period (the “Separation Date”). During the Advisory Period, Mr. Nelson will remain an employee of the Company and will remain eligible for flight and other employee benefits offered to active employees at the officer level.
In consideration for his obligations under the Separation Agreement, and subject to Mr. Nelson’s execution and non-revocation of a general release of claims against the Company and related persons and compliance with his restrictive covenants after his advisory service terminates, during the Advisory Period, Mr. Nelson will receive a base salary at the annual rate of $550,000, and following the Separation Date will receive (i) 12 months of salary continuation in accordance with the Company’s normal payroll cycles, which will equal $550,000 annual salary in the aggregate, and (ii) a pro-rated annual performance cash incentive bonus for the 2024 fiscal year in the amount of $393,208. Mr. Nelson’s outstanding equity awards will be treated in accordance with the terms and conditions of the Company’s 2020 Omnibus Equity Incentive Plan and the applicable award agreements, except as provided in the Separation Agreement. In addition, Mr. Nelson will be eligible for flight privileges, company-provided COBRA benefits for Mr. Nelson and his eligible dependents, career transition consulting services and legal fees, each at the Company’s cost.
The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.
Item 7.01 Regulation FD Disclosure.
On July 23, 2024, the Company issued a press release regarding the executive transition described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.
The information included under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Separation Agreement and General Release, dated as of July 20, 2024, by and between JetBlue Airways Corporation and Brandon Nelson
99.1	Press Release dated July 23, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
(Registrant)

Date:	July 23, 2024	By:	/s/ Dawn Southerton
Dawn Southerton
Vice President, Controller (Principal Accounting Officer)